UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 25, 2007

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation or organization)	( I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, zip code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT:

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2007, Exar Corporation’s (“Exar”) Compensation Committee of its Board of Directors approved Exar’s Fiscal Year 2008 Executive Incentive Compensation Program (“Program”). The Program provides that participating executives will be entitled to an incentive compensation payment based on achievement of a combination of Exar and individual goals. Exar believes that the Program aligns the interests of the executives with those of Exar’s stockholders and provides that a meaningful portion of the executives total potential cash compensation is tied to performance. A copy of the Program is included herewith as Exhibit 10.1 and incorporated herein by reference.

The following executive officers are participants in the Program, and their target incentive percentage targets, as a percentage of their salaries, are as follows:

Executive Officer	Title	Target Incentive as % of Salary
J. Scott Kamsler	Senior Vice President and Chief Financial Officer	50%

Thomas R. Melendrez	General Counsel, Secretary and Senior Vice President, Business Development	40%

Mir B. Ghaderi	Vice President of Engineering and Product Development	40%

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1 Fiscal Year 2008 Executive Incentive Compensation Program of Exar Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EXAR CORPORATION

By:	/S/ J. SCOTT KAMSLER	Date: April 25, 2007
J. Scott Kamsler
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
10.1	Fiscal Year 2008 Executive Incentive Compensation Program of Exar Corporation